                                                                    Exhibit A-84


                            ARTICLES OF ORGANIZATION
                                       OF
                               IRONSIDE ENERGY LLC



The undersigned person, acting as organizer of the limited liability company hereinafter named, sets forth the following statements.

FIRST: The name of limited liability company (the "Company") is : Ironside Energy LLC.

SECOND: The street address of the Company's registered office in the State of Indiana and the name of the Company's registered agent at that address are Nina
M. Rausch, 5265 Hohman Avenue, Hammond, Indiana 46320.

THIRD: The duration of the Company is perpetual until dissolution in accordance with the provisions of the Indiana Business Flexibility Act.

FOURTH: The management of the business and affairs of the company is vested in a manager or managers.


Executed on November 8, 1999



/s/ Carlen Sellers
Organizer



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                                STATE OF INDIANA
                        OFFICE OF THE SECRETARY OF STATE


                           CERTIFICATE OF ORGANIZATION

                                       OF

                               IRONSIDE ENERGY LLC

I, SUE ANNE GILROY, Secretary of State of Indiana, hereby certify that Articles of Organization of the above limited liability company have been presented to me at my office accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Flexibility Act.











NOW, THEREFORE, I hereby issue to such limited liability company this Certificate of Organization, and further certify that its existence will begin November 09, 1999.





[Seal of the State of Indiana]

                                                     In Witness Whereof, I have
                                                     hereunto set my hand and
                                                     affixed the seal of the
                                                     State of Indiana, at the
                                                     City of Indianapolis, this
                                                     Ninth day of November,
                                                     1999.


                                                     /s/ SUE ANNE GILROY,
                                                     SECRETARY OF STATE